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As filed with the Securities and Exchange Commission on July 9, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-0210602 (I.R.S. Employer Identification No.)

1025 Eldorado Blvd.
Broomfield, CO 80021
(720) 888-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Stortz, Esq.
Executive Vice President and Chief Legal Officer
1025 Eldorado Blvd.
Broomfield, CO 80021
(720) 888-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the filing date of this registration statement as determined by the selling securityholders.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

7% Convertible Senior Notes due 2015	$200,000,000(1)	100%(2)(3)	$200,000,000(2)(3)	$11,160.00

Common Stock, $.01 par value per share	111,112,000(4)	$0(5)	$0(5)	$0(5)

(1)
Represents the aggregate principal amount of the notes issued by the Registrant to the selling securityholder.

(2)
Exclusive of accrued interest and distributions, if any.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)
This number represents the number of shares of common stock that are issuable to the selling securityholder upon conversion of the convertible notes registered hereby. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount to be registered includes an indeterminate number of shares of common stock issuable upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends and anti-dilution provisions.

(5)
No additional consideration will be received for the shares of common stock issuable upon conversion of the notes, and, therefore, no registration fee is required pursuant to Rule 457(i) with respect to these shares.

PROSPECTUS, DATED JULY 9, 2009

LEVEL 3 COMMUNICATIONS, INC.

$200,000,000 Aggregate Principal Amount of
7% Convertible Senior Notes due 2015
and
111,112,000 Shares of Common Stock
Issuable Upon Conversion of the Notes

        Holders of 7% Convertible Senior Notes due 2015 (the "2015 Senior Notes" or the "notes") and 111,112,000 shares of our common stock issuable upon conversion of the notes, named in this prospectus or in amendments or supplements to this prospectus, may offer for sale the notes and the common stock at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholder may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the notes or the common stock by the selling securityholder.

        As of the date of this prospectus, the trading market for the notes is limited. Our common stock currently trades on the Nasdaq Global Select Market under the symbol "LVLT." On July 8, 2009, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.43 per share.

        Investing in our common stock or the notes involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 7 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 9, 2009.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. When used in this prospectus, the words "anticipate", "believe", "plan", estimate", "expect" and similar expressions, as they relate to us or our management, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus. These forward looking statements include, among others, statements concerning:

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  our communications business, its advantages and our strategy for continuing to pursue our business;

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  anticipated development and launch of new services in our business;

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  anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business strategy;

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  growth of the communications industry;

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  expectations as to our future revenue, margins, expenses and capital requirements; and

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  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        You should be aware that these forward looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, the effects on our business and our customers of the current economic turmoil and the disruptions in the financial markets as well as our failure to:

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  integrate strategic acquisitions;

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  increase the volume of traffic on our network;

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  provide services that do not infringe the intellectual property and proprietary rights of others;

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  successfully use new technology and information systems to support new and existing services;

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  develop new services that meet customer demands and generate acceptable margins;

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  attract and retain qualified management and other personnel; and

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  meet all of the terms and conditions of our debt obligations.

        Other factors are described under "Risk Factors" and in our filings with the Securities and Exchange Commissions, or the SEC, that are incorporated by reference in this prospectus.

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes or our common stock. You should read the entire prospectus carefully, including "Risk Factors" and our audited financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus.

        References in this prospectus to "Level 3," "we," "us," "our," and the "Company" refer to Level 3 Communications, Inc., a company incorporated in Delaware, and its subsidiaries, except as expressly stated otherwise or unless the context requires otherwise.

The Company

        We, through our operating subsidiaries, engage primarily in the communications business.

        We are a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. We have created our communications network generally by constructing our own assets, but also through a combination of purchasing and leasing other companies and facilities. Our network is an advanced, international, facilities based communications network. We designed our network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

* * *

        Our principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at http://www.level3.com. The information on our website is not part of this prospectus.

Recent Developments

Debt Exchange Transactions

        On June 26, 2009, we consummated certain transactions contemplated by an Amended and Restated Exchange Agreement (the "Exchange Agreement"), dated as of June 26, 2009, between the Company and an institutional investor (the "Investor"), amending the Exchange Agreement, dated as of June 21, 2009, by and between the Company and the Investor. Pursuant to the Exchange Agreement, we agreed to exchange $142,079,000 aggregate principal amount of our 6% Convertible Subordinated Notes due 2010 and $139,820,000 aggregate principal amount of our 2.875% Convertible Senior Notes due 2010 (together, the "Existing Notes") held by the Investor for $200,000,000 aggregate principal amount of the 2015 Senior Notes and $78,208,900.00 in cash, plus accrued and unpaid interest on the Existing Notes. On June 26, 2009, in exchange for certain of the Existing Notes, we issued the $200,000,000 aggregate principal amount of the 2015 Senior Notes and paid $58,196,337.19 in cash to the Investor, plus accrued and unpaid interest on the Existing Notes that were exchanged. The remaining Existing Notes were subsequently exchanged for $20,012,562.81 in cash, plus accrued and unpaid interest on those Existing Notes.

 The Offering

        The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, see "Description of the Notes" in this prospectus.

Common Stock, par value $0.01 per share, of Level 3 Communications, Inc.

Securities Offered	111,112,000 shares of common stock, par value $0.01 per share, of Level 3 Communications, Inc., issuable upon conversion of the notes offered under this prospectus.
Nasdaq Global Select Market Symbol for Our Common Stock	LVLT
Risk Factors	Investing in shares of our common stock involves a high degree of risk. See "Risk Factors" for a discussion of certain matters that you should consider before investing in shares of our common stock.
7% Convertible Senior Notes due 2015
Securities Offered	$200,000,000 aggregate principal amount of 7% convertible senior notes due March 15, 2015.
Maturity	March 15, 2015.
Interest	We will pay interest on the 2015 Senior Notes at a rate of 7% per year on March 15 and September 15 of each year, beginning on September 15, 2009.
Ranking
The 2015 Senior Notes are our general unsecured unsubordinated obligations and will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The 2015 Senior Notes are effectively subordinated to all of our existing and future secured debt as to the assets securing such debt and are structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

The indenture governing the 2015 Senior Notes does not contain any restrictions on the incurrence of indebtedness other than as descried in "Description of the Notes—Description of the 2015 Senior Notes—Limitation on Liens."
Conversion
Holders may surrender 2015 Senior Notes for conversion at any time on or before the maturity date thereof. For each $1,000 principal amount of 2015 Senior Notes surrendered for conversion holders will receive 555.5556 shares of our common stock. We refer to this as the conversion rate.

The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest, if any. Upon conversion, a holder will not receive any cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the shares of common stock received by the holder on conversion.

Sinking Fund	None.
Repurchase at the Option of Holders Upon the Occurrence of a Designated Event
Upon the occurrence of a designated event (a change of control or a termination of trading), holders of the 2015 Senior Notes will have the right, subject to certain exceptions and conditions, to require us to repurchase all or any part of their 2015 Senior Notes at a repurchase price equal to 100% of the principal amount of the 2015 Senior Notes, plus accrued and unpaid interest thereon (if any) to, but excluding, the designated event repurchase date.
See "Risk Factors—If we experience a change of control or termination of trading, we may be unable to purchase the Notes you hold as required under the indentures relating to the Notes."
Make Whole Premium upon Change of Control
If certain changes in control as described below under "Description of the Notes—Description of the 2015 Convertible Notes—Make Whole Premium upon Change of Control" occur, we will pay, to the extent described in this prospectus, a make whole premium on 2015 Senior Notes converted in connection with the transaction constituting the change in control by increasing the conversion rate applicable to such 2015 Senior Notes.

The amount of the increase in the applicable conversion rate, if any, will be based on the date on which the change in control becomes effective and the price paid per share of our common stock in the transaction constituting the change in control. A description of how the increase in the applicable conversion rate will be determined and a table showing the increase that would apply at various common stock prices and effective dates of change in control are set forth under "Description of the Notes—Description of the 2015 Senior Notes—Make Whole Premium upon Change of Control."
The Public Trading Market for the Senior Convertible Notes is Limited
The 2015 Senior Notes are not listed or quoted on any securities exchange or automated quotation system and Level 3 does not intend to apply for listing or quotation of any of the 2015 Senior Notes on any securities exchange or automated quotation system. The current public trading market for the 2015 Senior Notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your 2015 Senior Notes. See "Risk Factors—The public trading market for the Notes is limited, which could affect their market price and your ability to sell them."

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations.

        Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes and our common stock could decline due to any of these risks, and you may lose all or part of your investment.

        This prospectus and the information incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the information included or incorporated by reference.

Risks Related to our Business

         Current uncertainty in the global financial markets and the global economy may negatively affect our financial results.

        Current uncertainty in the global financial markets and economy may negatively affect our financial results. A prolonged period of economic decline could have a material adverse effect on our results of operations and financial condition and exacerbate some of the other risk factors we have described below. Our customers may defer purchases of our services in response to tighter credit and negative financial news or reduce their demand for our services. Our customers may also not be able to obtain adequate access to credit, which could affect their ability to make timely payments to us or ultimately cause the customer to file for protection from creditors under applicable insolvency or bankruptcy laws. If our customers are not able to make timely payments to us, our accounts receivable could increase.

        In addition, our operating results and financial condition could be negatively affected if as a result of economic conditions:

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  customers defer or forgo purchases of our services;

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  customers are unable to make timely payments to us;

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  the demand for, and prices of, our services are reduced as a result of actions by our competitors or otherwise;

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  key suppliers upon which we rely are unable to provide us with the materials we need for our network on a timely basis; or

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  our financial counterparties, insurance providers or other contractual counterparties are unable to, or do not meet, their contractual commitments to us.

         Recent disruptions in the financial markets could affect our ability to obtain debt or equity financing or to refinance our existing indebtedness on reasonable terms (or at all), and have other adverse effects on us.

        Widely documented commercial credit market disruptions have resulted in a tightening of credit markets worldwide. Liquidity in the global credit markets have been severely contracted by these market disruptions, making it costly to obtain new lines of credit or to refinance existing debt, when debt financing is available at all. The effects of these disruptions are widespread and difficult to quantify, and it is impossible to predict when the global credit markets will improve or when the credit contraction will stop. As a result of the ongoing credit market turmoil, we may not be able to obtain debt or equity financing or to refinance our existing indebtedness on favorable terms (or at all), which could affect our strategic operations and our financial performance and force modifications to our operations.

         Communications Group

         Our financial condition and growth depends upon the successful integration of our acquired businesses. We may not be able to efficiently and effectively integrate acquired operations, and thus may not fully realize the anticipated benefits from such acquisitions.

        Achieving the anticipated benefits of the acquisitions that we have completed starting in December 2005 will depend in part upon whether we can integrate our businesses in an efficient and effective manner.

        Since December 2005, we have acquired, in chronological order, WilTel Communications Group, LLC, Progress Telecom, LLC, ICG Communications, Inc., TelCove, Inc., Looking Glass Networks Holding Co., Inc., Broadwing Corporation, the CDN services business of SAVVIS, and Servecast Limited. In the future we may acquire additional businesses in accordance with our business strategy. The integration of our acquired businesses and any future businesses that we may acquire involves a number of risks, including, but not limited to:

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  demands on management related to the significant increase in size after the acquisition;

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  the disruption of ongoing business and the diversion of management's attention from the management of daily operations to the integration of operations;

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  failure to fully achieve expected synergies and costs savings;

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  unanticipated impediments in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, procedures and policies;

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  loss of customers or the failure of customers to order incremental services that we expect them to order;

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  failure to provision services that are ordered by customers during the integration period;

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  higher integration costs than anticipated; and

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  difficulties in the assimilation and retention of highly qualified, experienced employees, many of whom are geographically dispersed.

        Successful integration of these acquired businesses or operations will depend on our ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage, obtain better terms from our vendors due to increased buying power, and eliminate redundant and excess costs to fully realize the expected synergies. Because of difficulties in combining geographically distant operations and systems which may not be fully compatible, we may not be able to achieve the financial strength and growth we anticipate from the acquisitions.

        We cannot be certain that we will realize our anticipated benefits from our acquisitions, or that we will be able to efficiently and effectively integrate the acquired operations as planned. If we fail to integrate the acquired businesses and operations efficiently and effectively or fail to realize the benefits we anticipate, we would be likely to experience material adverse effects on our business, financial condition, results of operations and future prospects.

         We need to continue to increase the volume of traffic on our network to become and/or remain profitable.

        We must continue to increase the volume of data, voice and content transmissions on our communications network at acceptable prices in order to realize our targets for anticipated revenue growth, cash flow, operating efficiencies and the cost benefits of our network. If we do not maintain or improve our current relationships with existing customers and develop new large volume and enterprise customers, we may not be able to substantially increase traffic on our network, which would adversely affect our ability to become and/or remain profitable.

         Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

        If technology that is necessary for us to provide our services was determined by a court to infringe a patent held by another entity that is unwilling to grant us a license on terms acceptable to us, we could be precluded by a court order from using that technology and we would likely be required to pay a significant monetary damages award to the patent-holder. The successful enforcement of these patents, or our inability to negotiate a license for these patents on acceptable terms, could force us to cease using the relevant technology and offering services incorporating the technology. In the event that a claim of infringement was brought against us based on the use of our technology or against our customers based on their use of our services for which we are obligated to indemnify, we could be subject to litigation to determine whether such use or sale is, in fact, infringing. This litigation could be expensive and distracting, regardless of the outcome of the suit.

        While our own patent portfolio may deter other operating companies from bringing such actions, patent infringement claims are increasingly being asserted by patent holding companies, which do not use technology and whose sole business is to enforce patents against operators, such as us, for monetary gain. Because such patent holding companies, commonly referred to as patent "trolls," do not provide services or use technology, the assertion of our own patents by way of counter-claim would be largely ineffective. We have already been the subject of time-consuming and expensive patent litigation brought by certain patent holding companies and we can reasonably expect that we will face further claims in the future, particularly if legislation now discussed in Congress is not enacted in a way that will decrease the number and frequency of claims by patent trolls.

         Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services.

        Our business depends on our ability to continue to develop effective business support systems. In certain cases, the development of these business support systems is required to realize our anticipated benefits from our acquisitions. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Following the development of the business support systems, the data migration regarding network and circuit inventory must be completed for the full benefit of the systems to be realized. Business support systems are needed for:

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  accepting and inputting customer orders for services;

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  provisioning, installing and delivering these services; and

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  billing for these services.

        Because our business provides for continued rapid growth in the number of customers that we serve and the volume of services offered as well as requires the integration of acquired companies' business support systems, there is a need to continue to develop our business support systems on a schedule sufficient to meet proposed milestone dates. The failure to continue to develop effective unified business support systems could materially adversely affect our ability to implement our business plans, realize anticipated benefits from our acquisitions and meet our financial goals and objectives.

         Our revenue is concentrated in a limited number of customers.

        A significant portion of our communications revenue is concentrated among a limited number of customers. For the year ended December 31, 2008, our top ten customers represented approximately 31% of our consolidated total revenue. Revenue from our largest customer, AT&T Inc. and its subsidiaries, represented approximately 12% of our consolidated total revenue for 2008. The next largest customer accounted for approximately 5% of our consolidated total revenue and most of the remaining top ten customers each account for 3% or less of our consolidated total revenue. If we lost one or more of our top five customers, or, subject to the following, if one or more of these major customers significantly decreased orders for our services, our business would be materially and adversely affected.

        In connection with the acquisition of WilTel in December 2005, we acquired a large customer contract between WilTel and SBC Communications, a subsidiary of AT&T, which we refer to as the SBC Master Services Agreement. We recognized $201 million and $303 million of revenue under the SBC Master Services Agreement during 2008 and 2007, respectively. The agreement provided a gross margin purchase commitment of $335 million, which was fully satisfied in 2008. However, AT&T, Inc., continues to purchase services from us under the SBC Master Services Agreement as it continues to migrate the services provided under the agreement to its own network facilities. As a result of the satisfaction of the gross margin purchase commitment, we expect that the revenue generated under the SBC Master Services Agreement will continue to decline.

         We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide. System failures may also cause interruptions to service delivery and the completion of other corporate functions.

        Our operations depend on our ability to avoid and mitigate any interruptions or degradation in service for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to the businesses of many of our customers, any significant interruption or degradation in service could result in lost profits or other losses to customers. Although we generally limit our liability for service failures in our service agreements to limited service credits, generally in the form of free service for a short period of time and we generally exclude any liability for "consequential" damages such as lost profits, a court might not enforce these limitations on liability, which could expose us to financial loss. In addition, we often provide our customers with committed service levels. If we are unable to meet these service level commitments, we may be obligated to provide service credits or other compensation to our customers, which could negatively affect our operating results.

        The failure of any equipment or facility on our network, including our network operations control centers and network data storage locations, could result in the interruption of customer service and other corporate functions until necessary repairs are effected or replacement equipment is installed. In addition, our business continuity plans may not be adequate to address a particular failure that we experience. Delays, errors, network equipment or network facility failures, including with respect to our network operations control centers and network data storage locations, could also result from natural disasters, disease, accidents, terrorist acts, power losses, security breaches, vandalism or other illegal acts, computer viruses, or other causes. Our business could be significantly hurt from these delays, errors, failures or faults including as a result of:

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  service interruptions;

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  exposure to customer liability;

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  the inability to install new service;

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  the unavailability of employees necessary to provide services;

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  the delay in the completion of other corporate functions such as issuing bills and the preparation of financial statements; or

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  the need for expensive modifications to our systems and infrastructure.

         There is no guarantee that we will be successful in increasing sales of our content distribution service offering.

        As we believe that one of the largest sources of future incremental demand for our communications services will be derived from customers that are seeking to distribute their video, feature rich content or applications over the Internet, we purchased the content distribution network or CDN assets of SAVVIS, Inc. in January 2007 and we purchased Servecast Limited in July 2007. Although we have sold high speed Internet access, transport and colocation services since the late 1990's, we have only been selling our CDN services since January 2007. As a result, there are many difficulties that we may encounter, including customer acceptance, customer support system development issues, intellectual property matters, technological issues, developmental constraints and other problems that we may not anticipate. There is no guarantee that we will be successful in generating significant revenues from our CDN service offering.

         Failure to develop and introduce new services could affect our ability to compete in the industry.

        We continuously develop, test and introduce new communications services that are delivered over our communications network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may be dependent on reaching mutually-acceptable terms with vendors and on vendors meeting their obligations in a timely manner. In addition, new service offerings may not be widely accepted by our customers. If our new service offerings are not widely accepted by our customers, we may terminate those service offerings and we may be required to impair any assets or technology used to develop or offer those services. If we are not able to successfully complete the development and introduction of new services in a timely manner, our business could be materially adversely affected.

         Rapid technological changes can lead to further competition.

        The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services or technologies, as well as the further development of existing services and technologies may reduce the cost or increase the supply of certain services similar to those that we provide. As a result, our most significant competitors in the future may be new entrants to the communications industry. These new entrants may not be burdened by an installed base of outdated equipment or obsolete technology. Our future success depends, in part, on our ability to anticipate and adapt in a timely manner to technological changes. Failure to do so could have a material adverse effect on our business.

         During our communications business operating history we have generated substantial net operating losses, and we expect to continue to generate net operating losses.

        Our expenditures combined with non-cash compensation expense as well as depreciation and amortization expense could result in substantial net losses for the near future. For the fiscal years ended December 31, 2008 and December 31, 2007, we incurred net losses of approximately $318 million and $1.146 billion, respectively. We expect to continue to experience net losses, and we may not be able to achieve or sustain profitability in the future. Continued net losses could limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt, or fund other business needs.

        We will need to continue to expand and adapt our network in order to remain competitive, which may require significant additional funding. Additional expansion and adaptations of our communications network's electronic and software components will be necessary in order to respond to:

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  growing number of customers;

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  the development and launching of new services;

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  increased demands by customers to transmit larger amounts of data;

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  changes in customers' service requirements;

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  technological advances by competitors; and

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  governmental regulations.

        Future expansion or adaptation of our network will require substantial additional financial, operational and managerial resources, which may not be available at the time. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, our business will be materially adversely affected.

         The market prices for certain of our communications services have decreased in the past and may decrease in the future, resulting in lower revenue than we anticipate.

        Over the past few years, the market prices for certain of our communications services have decreased. These decreases resulted from downward market pressure and other factors including:

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  technological changes and network expansions which have resulted in increased transmission capacity available for sale by us and by our competitors;

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  some of our customer agreements contain volume-based pricing or other contractually agreed-upon decreases in prices during the term of the respective agreements; and

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  some of our competitors have been willing to accept smaller operating margins in the short term in an attempt to increase long-term revenues.

        In order to retain customers and revenue, we often must reduce prices in response to market conditions and trends. As our prices for some of our communications services decrease, our operating results may suffer unless we are unable to either reduce our operating expenses or increase traffic volume from which we can derive additional revenue.

        We also expect revenue from our managed modem services to continue to decline primarily as a result of end users migrating to broadband services.

         We may be liable for the information that content owners or distributors distribute over our network.

        The law relating to the liability of private network operators for information carried on or disseminated through their networks is still unsettled. We may become subject to legal claims relating to the content disseminated on our network, even though such content is owned or distributed by our customers or a customer of our customers. For example, lawsuits may be brought against us claiming that material distributed using our network was inaccurate, offensive, or violated the law or the rights of others. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. In addition, the law remains unclear over whether content may be distributed from one jurisdiction, where the content is legal, into another jurisdiction, where it is not. Companies operating private networks have been sued in the past, sometimes successfully, based on the nature of material distributed, even if the content is not owned by the network operator and the network operator has no knowledge of the content or its legality. It is not practical for us to monitor all of the content which is distributed using our network. If we need to take costly measures to reduce our exposure to these risks, or are required to defend ourselves against such claims, our financial results could be negatively affected.

         The need to obtain additional capacity for our network from other providers increases our costs.

        We use network resources owned by other companies for portions of our network in North America, in Europe and elsewhere. We obtain the right to use such network portions, including both telecommunications capacity and rights to use dark fiber, through operating leases and IRU agreements. In several of those agreements, the counter party is responsible for network maintenance and repair. If a counter party to a lease or IRU suffers financial distress or bankruptcy, we may not be able to enforce our rights to use these network assets or, even if we could continue to use these network assets, we could incur material expenses related to maintenance and repair. We could also incur material expenses if we were required to locate alternative network assets. We may not be successful in obtaining reasonable alternative network assets if needed. Failure to obtain usage of alternative network assets, if necessary, could have a material adverse effect on our ability to carry on business operations. In addition, some of our agreements with other providers require the payment of amounts for services whether or not those services are used.

        In the normal course of business, we need to enter into interconnection agreements with many domestic and foreign local telephone companies, but we are not always able to do so on favorable terms. Costs of obtaining local service from other carriers comprise a significant proportion of the operating expenses of long distance carriers. Similarly, a large proportion of the costs of providing international service consists of payments to other carriers. Changes in regulation, particularly the regulation of local and international telecommunication carriers, could indirectly, but significantly, affect our competitive position. These changes could increase or decrease the costs of providing our services.

         We may be unable to hire and retain sufficient qualified personnel; the loss of any of our key executive officers could adversely affect our business.

        We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel.

        Our businesses are managed by a small number of key executive officers, including James Q. Crowe, Chief Executive Officer. The loss of any of these key executive officers could have a material adverse effect on our business.

         We must obtain and maintain permits and rights-of-way to operate our network.

        If we are unable, on acceptable terms and on a timely basis, to obtain and maintain the franchises, permits and rights-of-way needed to expand and operate our network, our business could be materially adversely affected. In addition, the cancellation or non-renewal of the franchises, permits or rights-of-way that are obtained could materially adversely affect our business. Our communications operating subsidiaries are defendants in several lawsuits that, among other things, challenge the subsidiaries' use of rights-of-way. The plaintiffs have sought to have these lawsuits certified as class actions. It is possible that additional suits challenging use of our rights-of-way will be filed and that those plaintiffs also may seek class certification. The outcome of such litigation may increase our costs and adversely affect our operating results.

         Termination of relationships with key suppliers could cause delay and additional costs.

        Our business is dependent on third-party suppliers for fiber, computers, software, optronics, transmission electronics and related components that are integrated into our network, some of which are critical to the operation of our business. If any of these critical relationships is terminated, a supplier either exits or curtails its business as a result of the current economic conditions, a supplier fails to provide critical services or equipment, or the supplier is forced to stop providing services due to legal constraints, such as patent infringement, and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs or we may not be able to provide certain services to customers. If that happens, our business could be materially adversely affected.

         AT&T and Verizon may not provide us local access services at prices which allow us to effectively compete.

        We acquire a significant portion of our local access services, the connection between our owned network and the customer premises, from incumbent local exchange carriers or ILECs. With the recent acquisitions by AT&T and Verizon, the ILECs now compete directly with our business and may have a tendency to favor themselves and their affiliates to our detriment. Network access represents a very large portion of our total costs and if we face less favorable pricing and provisioning, we may be at a competitive disadvantage to the ILECs.

         We are subject to significant regulation that could change in an adverse manner.

        Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect our business and our existing and potential competitors. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities), completing interconnection agreements with other carriers, or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on our business. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on our business.

        Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission, or FCC, rulemaking. As a result, we cannot predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important issues. These actions could have a material adverse effect on our business.

         The laws in certain countries currently do not permit us to offer services directly in those countries.

        Ownership of telecommunications facilities that originate or terminate traffic in certain countries, such as Canada and China, is currently limited to nationals of those countries. This restriction hinders our entry into those markets.

         Potential regulation of Internet service providers in the United States could adversely affect our operations.

        The FCC has, to date, treated Internet service providers as enhanced service providers. In addition, Congress has, to date, not sought to heavily regulate the provision of IP-based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of any regulations, the imposition of such regulations could have a material adverse effect on our business and the profitability of our services.

         The communications industry is highly competitive with participants that have greater resources and a greater number of existing customers.

        The communications industry is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than ours. Many of these competitors have the added competitive advantage of a larger existing customer base. In addition, significant new competition could arise as a result of:

  •
  the consolidation in the industry;

  •
  allowing foreign carriers to more extensively compete in the U.S. market;

  •
  further technological advances; and

  •
  further deregulation and other regulatory initiatives.

        If we are unable to compete successfully, our business could be significantly affected.

         We may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.

        We continually evaluate potential investments and strategic opportunities to expand our network, enhance connectivity and add traffic to our network. In the future, we may seek additional investments, strategic alliances or similar arrangements, which may expose us to risks such as:

  •
  the difficulty of identifying appropriate investments, strategic allies or opportunities on terms acceptable to us;

  •
  the possibility that senior management may be required to spend considerable time negotiating agreements and monitoring these arrangements;

  •
  potential regulatory issues applicable to the telecommunications business;

  •
  the loss or reduction in value of the capital investment;

  •
  our inability to capitalize on the opportunities presented by these arrangements; and

  •
  the possibility of insolvency of a strategic ally.

        There can be no assurance that we would successfully overcome these risks or any other problems encountered with these investments, strategic alliances or similar arrangements.

         Other Operations

         Environmental liabilities from our historical operations could be material.

        There could be environmental liabilities arising from historical operations of our predecessors, for which we may be liable. Our operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. We have made and will continue to make significant expenditures relating to our environmental compliance obligations. Despite our best efforts, we may not at all times be in compliance with all of these requirements.

        In connection with certain historical operations, we have responded to or been notified of potential environmental liability at approximately 150 properties as of February 15, 2009. We are engaged in addressing or have liquidated environmental liabilities at 72 of those properties. Of these: (a) we have formal commitments or other potential future costs at 15 sites; (b) there are 12 sites with minimal future costs; (c) there are 11 sites with unknown future costs and (d) there are 35 sites with no likely future costs. The remaining 78 properties have been dormant for several years. We could be held liable, jointly or severally, and without regard to fault, for such investigation and remediation. The discovery of additional environmental liabilities related to historical operations or changes in existing environmental requirements could have a material adverse effect on our business.

         Potential liabilities and claims arising from coal operations could be significant.

        Our coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements. These requirements include those governing air and water emissions, waste disposal, worker health and safety, benefits for current and retired coal miners, and other general permitting and licensing requirements. Despite our best efforts, we may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require us to incur material costs or suspend production. Mine reclamation costs that exceed reserves for these matters also could require us to incur material costs.

         General

         If we are unable to comply with the restrictions and covenants in our debt agreements, there would be a default under the terms of these agreements, and this could result in an acceleration of payment of funds that have been borrowed.

        If we were unable to comply with the restrictions and covenants in any of our debt agreements, there would be a default under the terms of those agreements. As a result, borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, there can be no assurance that we would be able to make necessary payments to the lenders or that we would be able to find alternative financing. Even if we were able to obtain alternative financing, there can be no assurance that it would be on terms that are acceptable.

         We have substantial debt, which may hinder our growth and put us at a competitive disadvantage.

        Our substantial debt may have important consequences, including the following:

  •
  the ability to obtain additional financing for acquisitions, working capital, investments and capital or other expenditures could be impaired or financing may not be available on acceptable terms;

  •
  a substantial portion of our cash flows will be used to make principal and interest payments on outstanding debt, reducing the funds that would otherwise be available for operations and future business opportunities;

  •
  a substantial decrease in cash flows from operating activities or an increase in expenses could make it difficult to meet debt service requirements and force modifications to operations;

  •
  we have more debt than certain of our competitors, which may place us at a competitive disadvantage; and

  •
  substantial debt may make us more vulnerable to a downturn in business or the economy generally.

        We had deficiencies of earnings to cover fixed charges of approximately $131 million for the three months ended March 31, 2009. We had deficiencies of earnings to cover fixed charges of $264 million for the fiscal year ended December 31, 2008, $1.1 billion for the fiscal year ended December 31, 2007, $742 million for the fiscal year ended December 31, 2006, $647 million for the fiscal year ended December 31, 2005, and $410 million for the fiscal year ended December 31, 2004.

         We may not be able to repay our existing debt; failure to do so or refinance the debt could prevent us from implementing our strategy and realizing anticipated profits.

        If we were unable to refinance our debt or to raise additional capital on acceptable terms, our ability to operate our business would be impaired. As of March 31, 2009, we had an aggregate of approximately $6.4 billion of long-term debt on a consolidated basis, including current maturities, premiums and discounts, capital leases and our commercial mortgage, and approximately $855 million of stockholders' equity. Of this long-term debt, approximately $179 million is due to mature in 2009, approximately $582 million is due to mature in 2010 and approximately $569 million is due to mature in 2011, in each case excluding issue discounts, premiums and fair value adjustments.

        Our ability to make interest and principal payments on our debt and borrow additional funds on favorable terms depends on the future performance of the business. If we do not have enough cash flow in the future to make interest or principal payments on our debt, we may be required to refinance all or a part of our debt or to raise additional capital. We cannot be sure that we will be able to refinance our debt or raise additional capital on acceptable terms.

         Restrictions and covenants in our debt agreements limit our ability to conduct our business and could prevent us from obtaining needed funds in the future.

        Our debt and financing arrangements contain a number of significant limitations that restrict our ability to, among other things:

  •
  borrow additional money or issue guarantees;

  •
  pay dividends or other distributions to stockholders;

  •
  make investments;

  •
  create liens on assets;

  •
  sell assets;

  •
  enter into sale-leaseback transactions;

  •
  enter into transactions with affiliates; and

  •
  engage in mergers or consolidations.

         The unpredictability of our quarterly results may adversely affect the trading price of our common stock.

        Our revenue and operating results will vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause the price of our common stock to fluctuate. The primary factors, among other things, that may affect our quarterly results include the following:

  •
  the timing of costs associated with the operation of our business and our integration activities with respect to our recently completed acquisitions;

  •
  demand for communications services;

  •
  loss of customers or the ability to attract new customers;

  •
  changes in pricing policies or the pricing policies of our competitors;

  •
  costs related to acquisitions of technology or businesses;

  •
  changes in regulatory rulings; and

  •
  general economic conditions as well as those specific to the communications and related industries.

        A delay in generating revenue or the timing of recognizing revenue and expenses could cause significant variations in our operating results from quarter to quarter. It is possible that in some future quarters our results may be below analysts and investors expectations. In these circumstances, the price of our common stock will likely decrease.

         If certain transactions occur with respect to our capital stock, we may be unable to fully utilize our net operating loss carryforwards to reduce our income taxes.

        As of December 31, 2008, we had net operating loss carry forwards of approximately $4.7 billion for federal income tax purposes. If certain transactions occur with respect to our capital stock that result in a cumulative ownership change of more than 50 percentage points by 5-percent stockholders over a three-year period as determined under rules prescribed by the U.S. Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations, annual limitations would be imposed with respect to our ability to utilize our net operating loss carry forwards and certain current deductions against any taxable income we achieve in future periods.

        We have entered into transactions over the applicable three year period that, when combined with other changes in ownership that are outside of our control, have resulted in cumulative changes in the ownership of our capital stock. Additional transactions that we enter into, as well as transactions by existing 5% stockholders and transactions by holders that become new 5% stockholders that we do not participate in, could cause us to incur a 50 percentage point ownership change by 5% stockholders and, if we trigger the above-noted Code imposed limitations, such transactions would prevent us from fully utilizing net operating loss carry forwards and certain current deductions to reduce income taxes.

         Increased scrutiny of financial disclosure, particularly in the telecommunications industry in which we operate, could adversely affect investor confidence, and any restatement of earnings could increase litigation risks and limit our ability to access the capital markets.

        Congress, the SEC, other regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles or as a result of other factors or errors, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

         Terrorist attacks and other acts of violence or war may adversely affect the financial markets and our business.

        Since the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect on the financial markets of these events, as well as concerns about future terrorist attacks, is not yet known. They could, however, adversely affect our ability to obtain financing on terms acceptable to us, or at all.

        There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly affect our physical facilities or those of our customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and world financial markets and economy. Any of these occurrences could materially adversely affect our business.

         Our international operations and investments expose us to risks that could materially adversely affect the business.

        We have operations and investments outside of the United States, as well as rights to undersea cable capacity extending to other countries, that expose us to risks inherent in international operations. These include:

  •
  general economic, social and political conditions;

  •
  the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

  •
  tax rates in some foreign countries may exceed those in the U.S.;

  •
  foreign currency exchange rates may fluctuate, which could adversely affect our results of operations and the value of our international assets and investments;

  •
  foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

  •
  difficulties and costs of compliance with foreign laws and regulations that impose restrictions on our investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

  •
  difficulties in obtaining licenses or interconnection arrangements on acceptable terms, if at all; and

  •
  changes in U.S. laws and regulations relating to foreign trade and investment.

Risks Related to an Investment in the Notes and our Common Stock

         Our subsidiaries must make payments to us in order for us to make payments on the notes.

        We are a holding company with no material assets other than the stock of our subsidiaries. Accordingly, we depend upon dividends, loans or other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including our obligations to pay you as a holder of notes. Our subsidiaries may not generate earnings sufficient to enable them to meet their payment obligations. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on their debt or to make funds available to us for such payment. Future debt of certain of our subsidiaries, including any debt outstanding under the credit facility, may prohibit the payment of dividends or the making of loans or advances to us. In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities.

         Because the notes are structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent.

        Substantially all of our operating assets are held directly by our subsidiaries. Holders of any preferred stock of any of our subsidiaries and creditors, including trade creditors, have and will have claims relating to the assets of that subsidiary that are senior to the notes. That is, the notes are structurally subordinated to the debt, preferred stock and other obligations of our subsidiaries. As of the date of this prospectus, holders of the notes will have no claims to the assets of any of our subsidiaries. As of March 31, 2009, our subsidiaries had approximately $5.463 billion in aggregate indebtedness and other balance sheet liabilities excluding deferred revenue and intercompany liabilities, all of which is structurally senior to the notes.

         We may be unable to generate cash flow from which to make payments on the notes.

        We have, on a consolidated basis, deficiencies in our ratio of earnings to fixed charges. We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the notes.

         Our credit agreement may prohibit us from making payment on the notes.

        Our credit agreement effectively limits our ability to make payments on any outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, our credit agreement could prohibit us from making any payment on the notes in the event that the notes are accelerated or the holders thereof require us to repurchase the notes upon the occurrence of a designated event, upon a change of control or termination of trading, if applicable. Any such failure to make payments on the notes would cause us to default under our indentures, which in turn is likely to be a default under the credit agreement and other outstanding and future indebtedness.

         Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent.

        The notes are not secured by any of our assets. The notes are effectively junior to secured obligations incurred under future credit facilities, including the guarantee of our obligations under the credit facility, receivables and purchase money indebtedness, capitalized leases and certain other arrangements that are secured. The indenture under which the notes were issued contains no restrictions on the amount of additional indebtedness we may incur, and the indenture restricts but does not prohibit the amount of our future indebtedness (excluding our subsidiaries) that may be secured. If we become insolvent, the holders of any secured debt would receive payments from the assets used as security before you receive payments.

         We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes.

        As of March 31, 2009 on a pro forma basis after giving effect to the issuance of an aggregate of $200 million of 2015 Senior Notes that we consummated on June 26, 2009, we had an aggregate of approximately $6.6 billion of long-term debt on a consolidated basis, including current maturities, premiums and discounts, capital leases and our commercial mortgage, and approximately $855 million of stockholders' equity. The indenture relating to the notes and each issue of our outstanding notes permit us to incur substantial additional debt. A substantial level of debt makes it more difficult for us to repay you. Substantial amounts of our existing debt will, and our future debt may, mature prior to the notes.

         If we experience a change of control or termination of trading, we may be unable to purchase the notes you hold as required under the indenture relating to the notes.

        Upon the occurrence of certain designated events, we must make an offer to purchase all outstanding notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon (if any). We may not have sufficient funds to pay the purchase price for all the notes tendered by holders seeking to accept the offer to purchase. In addition, the indenture relating to the notes and our other debt agreements may require us to repurchase the other debt upon a change of control or termination of trading or may prohibit us from purchasing any notes before their stated maturity, including upon a change in control or termination of trading. See "Description of the Notes—Purchase at Option of Holders upon a Designated Event."

         The make whole premium that may be payable upon conversion in connection with a change in control may not adequately compensate you for the lost option time value of your notes as a result of such change in control.

        If you convert notes in connection with certain changes in control, we may be required to pay a make whole premium by increasing the conversion rate applicable to your notes, as described under "Description of the Notes—Make Whole Premium upon Change of Control." While these increases in the applicable conversion rate are designed to compensate you for the lost option time value of your notes as a result of such a change in control, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if such a change in control occurs, in some cases described below under "Description of the Notes—Make Whole Premium upon Change of Control" there will be no such make whole premium.

         The public trading market for the notes is limited, which could affect their market price and your ability to sell them.

        The notes are not listed or quoted on any securities exchange or automated quotation system and we do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system. The current public trading market for the notes is limited and we cannot provide any assurances that a secondary market will exist or will be sufficiently liquid for you to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interests rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for convertible debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

         The price of the notes may fluctuate significantly as a result of the volatility of the price of our common stock.

        Because the notes are convertible into shares of our common stock, price volatility, depressed stock prices and other factors affecting our common stock could have a similar effect on the trading price of the notes. The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock and the notes may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industry;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

        In addition, if you convert any notes, the value of the common stock you receive may fluctuate significantly. The terms of our debt agreements restrict us from making payments with respect to our common stock.

        Our ability to pay cash dividends on, or repurchase shares of, our common stock is limited under the terms of our credit agreement and indentures. We do not currently intend to pay any cash dividends in the foreseeable future.

         Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

        We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. To the extent we issue additional equity securities, the percentage ownership of our existing stockholders would be reduced.

         We may be unable to generate cash flow from which to make payments on the notes.

        We had deficiencies of earnings to cover fixed charges of approximately $131 million for the three months ended March 31, 2009. We had deficiencies of earnings to cover fixed charges of $264 million for the fiscal year ended December 31, 2008, $1.1 billion for the fiscal year ended December 31, 2007, $742 million for the fiscal year ended December 31, 2006, $647 million for the fiscal year ended December 31, 2005, and $410 million for the fiscal year ended December 31, 2004. We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the notes.

         You will experience immediate dilution if you convert your notes into common stock because the per share conversion price of your notes is higher than the net tangible book value per share of our common stock as of the date of this prospectus.

        If you convert your notes into shares of common stock, you will experience immediate dilution because the per share conversion price of your notes is higher than the net tangible book value per share of the outstanding common stock as of the date of this prospectus. In addition, you will also experience dilution when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plan or other employee or director compensations plans.

         Anti-takeover provisions in our charter and by-laws could limit the share price and delay a change of management.

        Our restated certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring us without the approval of our incumbent board of directors. These provisions, among other things:

  •
  prohibit stockholder action by written consent in place of a meeting;

  •
  limit the right of stockholders to call special meetings of stockholders;

  •
  limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

  •
  authorize our board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

        In addition, the terms of most of our long term debt require that upon a "change of control," as defined in the agreements that contain the terms and conditions of the long term debt, we make an offer to purchase the outstanding long term debt at either 100% or 101% of the aggregate principal amount of that long term debt.

        These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock and significantly impede the ability of the holders of our common stock to change management. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.

         If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

        We cannot predict what effect, if any, future issuances by us of our common stock will have on the market price of our common stock. In addition, shares of our common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could drop significantly if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could impair our ability in the future to raise capital through the sale of additional common stock in the capital markets.

         The market price of our common stock has been volatile and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors.

        The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industries;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

        In addition, in recent months the stock market generally has experienced significant price and volume fluctuations. Those market fluctuations could have a material adverse effect on the market price or liquidity of our common stock.

         If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

        If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

         The notes were issued with original issue discount.

        The notes were issued with original issue discount for U.S. federal income tax purposes. As a result, a U.S. Holder may be required to include the income attributable to the original issue discount in advance of the receipt of cash attributable to such income regardless of such holder's method of accounting. See "Material U.S. Federal Income Tax Considerations—U.S. Holders."

         Certain Foreign Holders may be subject to adverse U.S. federal income tax considerations.

        Generally, if a Foreign Holder, who owns (i) more than 5% of the total value of our outstanding common stock, (ii) notes (or common stock received upon conversion of those notes) with a value exceeding 5% of the total value of all of our outstanding common stock, or (iii) if the notes were considered to be "regularly traded" on an "established securities market" within the meaning of the Treasury Regulations, notes with a value exceeding 5% of the total value of all outstanding notes, disposes of a note (or common stock received upon conversion of a note), such holder may be subject to U.S. federal income or withholding tax on any gain recognized on the disposition as income effectively connected with a U.S. trade or business if we were a "U.S. real property holding corporation" at any time during the shorter of the five years before the disposition or the holding period of the holder. In addition, if our common stock is not considered to be regularly traded on an established securities market at such time, a Foreign Holder may be subject to such tax on any gain recognized on the disposition of a note (or common stock received upon conversion of a note) without regard to the value of the common stock owned by such holder. We may be, or may become, a U.S. real property holding corporation. See "Material U.S. Federal Tax Considerations."

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the notes or shares of the common stock by the selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated are as follows:

(unaudited) Three Months Ended March 31,		Fiscal Years Ended December 31,
2009	2008	2008	2007	2006	2005	2004
—	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, noncontrolling interests and discontinued operations, plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of approximately $131 million for the three months ended March 31, 2009, $174 million for the three months ended March 31, 2008, $264 million for the fiscal year ended December 31, 2008, $1.1 billion for the fiscal year ended December 31, 2007, $742 million for the fiscal year ended December 31, 2006, $647 million for the fiscal year ended December 31, 2005, and $410 million for the fiscal year ended December 31, 2004.

DESCRIPTION OF THE NOTES

        For purposes of this "Description of the Notes," the words "Company," "Level 3," "we," "us," and "our" refer only to Level 3 Communications, Inc. and do not include its subsidiaries except for purposes of financial data on a consolidated basis.

        This section is only a summary; it does not describe every aspect of the notes. This summary is subject to and qualified in its entirety by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act") and to all the provisions of the indenture governing the notes, including definitions of some terms used in the indenture. The indenture governing the notes is governed by the Trust Indenture Act. In this summary, we use capitalized terms to signify defined terms that have been given special meaning in the indenture. We do not describe the meaning of all defined terms. Whenever we refer to particular defined terms of the indenture in this prospectus, these defined terms are incorporated by reference in this prospectus. We urge you to read the indenture governing the notes because it, not this description, defines your rights as a holder of the notes. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

        The 2015 Senior Notes were issued under an indenture, dated as of June 26, 2009, between us and The Bank of New York Mellon, as trustee. The term "notes" in this section refers to the 2015 Senior Notes as issued under the indenture relating to such notes and any additional 2015 Senior Notes issued at later dates and the term "indenture" in this section refers to the indenture under which the 2015 Senior Notes were issued.

        As of the date of this prospectus, $200 million aggregate principal amount of the notes was outstanding. The selling securityholder are offering $200 million aggregate principal amount of notes pursuant to this prospectus.

General

        The notes will mature on March 15, 2015, unless earlier purchased by us or converted. The notes will only be issued in denominations of $1,000 and multiples of $1,000. The notes are convertible by holders into shares of our common stock as described under "—Conversion Rights" below.

        The notes bear interest at the rate of 7% per year from the date of issuance. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2009 to holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase by us at the option of the holder upon a designated event, interest will cease to accrue on the applicable notes under the terms of and subject to the conditions of the indenture.

        Principal will be payable, and the notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee in New York, New York.

        Subject to compliance with the covenants set forth in the indenture, we can issue up to $300 million aggregate principal amount of additional notes at later dates under the indenture. Any additional notes that we issue in the future will be identical in all respects to the outstanding notes, except that notes issued in the future will have different issuance prices and issuance dates.

        The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of our securities or the incurrence of indebtedness other than as described under "—Limitation on Liens" below. The indenture also does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or a change in control of us, except to the extent described under "—Purchase at Option of Holders upon a Designated Event" below.

        If any interest payment date or maturity date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        We will not pay any additional amounts on the notes to compensate any beneficial owner for any U.S. tax withheld from payments of principal, interest, or premium, if any, on the notes.

        Unless specifically provided otherwise, when we use the term "holder" in this prospectus, we mean the person in whose name such note is registered in the security register.

Ranking

        The notes are our unsecured and unsubordinated obligations and rank equal in right of payment with all of our existing and future unsubordinated indebtedness. The indenture under which the notes were issued contains no restrictions on the amount of additional indebtedness we may incur, other than as described below under "—Limitation on Liens." The notes are effectively junior to our secured obligations incurred under future credit facilities, receivables facilities and purchase money indebtedness and certain other arrangements that are secured. In addition, the notes are structurally subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the notes. As of March 31, 2009, our subsidiaries had approximately $5.463 billion in aggregate indebtedness and other balance sheet liabilities (excluding deferred revenue), but excluding intercompany liabilities, all of which liabilities are structurally senior to the notes. We have guaranteed $4.209 billion of the indebtedness of our subsidiaries and, in the case of our guarantee of the $1.4 billion term loan outstanding under the credit facility of Level 3 Financing, Inc., have pledged substantially all of our assets to secure such guarantee. See "Risk Factors—Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent," "Risk Factors—Because the notes will be structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent," and "Risk Factors—We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes."

Conversion Rights

        A holder may convert a note, in integral multiples of $1,000 principal amount, into shares of our common stock at a conversion price of $1.80 per share (which is equivalent to a conversion rate of 555.5556 shares of common stock per $1,000 principal amount of notes) at any time before the close of business on March 15, 2015, unless such note is earlier purchased by us or converted. The conversion rate is subject to adjustment as described below. Except as described below, no cash payment or other adjustment will be made on conversion of any notes for interest accrued thereon or for dividends on any common stock, and our delivery to the holder of the full number of shares of our common stock into which a note is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the note and any accrued and unpaid interest. Any accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited.

        If notes are converted after a record date for an interest payment but prior to the next interest payment date, those notes must be accompanied by funds equal to the interest payable to the record holder on the next interest payment date on the principal amount so converted; provided, however, that no such payment need be made if we have specified a designated event purchase date that is during such period. Accordingly, under those circumstances, the holder of the converted notes will not receive any interest payment for the period from the next preceding interest payment date to the date of conversion. We are not required to issue fractional shares of common stock upon conversion of the notes and instead will either, at our option (i) round such fraction up to the nearest whole number of shares or (ii) pay a cash adjustment based upon the closing per share sale price of our common stock on the last trading day before the date of conversion.

        The "closing sale price" of our common stock on any date means the per share closing sale price (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the Nasdaq Global Select Market or the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on the Nasdaq Global Select Market or listed on a U.S. national or regional securities exchange, as reported by the Nasdaq system or by the National

Quotation Bureau Incorporated. In the absence of a quotation, we will determine the closing per share sale price on such basis as we consider appropriate.

        A "trading day" means a day during which trading in the applicable securities generally occurs on the Nasdaq Global Select Market or, if our common stock is not listed on the Nasdaq Global Select Market, on the New York Stock Exchange or another national or regional securities exchange, or if our common stock is not listed on the New York Stock Exchange or another national or regional securities exchange, "trading day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        A holder may exercise the right of conversion by delivering the note to be converted to the specified office of the conversion agent, with a completed notice of conversion, together with any funds that may be required as described in the third preceding paragraph. Beneficial owners of interests in a global note may exercise their right of conversion by delivering to The Depository Trust Company (which we refer to as "DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program. A notice of conversion can be obtained from the trustee. The conversion date will be the date on which the notes, the notice of conversion and any required funds have been so delivered. A holder delivering a note for conversion will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock for such conversion, but will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the holder of the note. Shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid. If a note is to be converted in part only, a new note or notes equal in principal amount to the unconverted portion of the note surrendered for conversion will be issued.

        We will adjust the conversion rate if any of the following events occurs:

  •
  we issue common stock as a dividend or distribution on our common stock;

  •
  we issue to all holders of common stock certain rights or warrants to purchase our common stock at a price per share that is less than the then current market price of our common stock, as defined in the indenture;

  •
  we subdivide or combine our common stock;

  •
  we pay a cash dividend to all holders of our common stock, or distribute shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, warrants and common stock dividends or distributions specified above; provided, however, that if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on which the securities are then listed or quoted; or

  •
  we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any another consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        If we distribute cash to holders of our common stock, then the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price of a share of our common stock on the record date, and (2) the denominator of which will be the same price of a share on the record date less the per share amount of the distribution. "Current market price" means the average of the daily sale prices per share of common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex date" with respect to the distribution requiring such computation. For purpose of this paragraph, the term "ex date," when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

        If we have a rights plan in effect upon conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        In the case of the following events (each, a "business combination"):

  •
  any reclassification of our common stock;

  •
  a consolidation, merger or combination involving us; or

  •
  a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of a holder's notes such holder will be entitled to receive the same type of consideration which such holder would have been entitled to receive if such holder had converted the notes into our common stock immediately prior to such business combination (without giving effect to any adjustment to the conversion rate with respect to a business combination constituting a change in control as described in "—Make Whole Premium upon Change of Control"), except that such holders will not receive a make whole premium if such holder does not convert its notes "in connection with" the relevant change in control. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the notes shall be convertible from and after the effective date of such business combination into the form of consideration received in such business combination by holders of the greatest number of shares of common stock who made a given election with respect to the form of consideration. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes into shares of our common stock prior to the effective date of the business combination.

        A holder may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See "Material U.S. Federal Tax Considerations."

        We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Material U.S. Federal Tax Considerations."

        We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate; provided that, all such carried forward adjustments shall be made at the time we notify holders of notes of a designated event. Except as described above and under "—Make Whole Premium upon Change of Control", we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Sinking Fund

        There is no sinking fund for the notes.

Purchase at Option of Holders upon a Designated Event

        If a designated event occurs as set forth below, each holder of notes will have the right to require us to purchase for cash all of such holder's notes, or any portion of those notes that is equal to $1,000 or a whole multiple of $1,000, on the date specified by us that is not later than 30 business days after the date we give notice of the designated event, at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the designated event purchase date. If such designated event purchase date is after a record date but on or prior to an interest payment date, however, then the interest payable on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

        Within 30 days after the occurrence of a designated event, we are required to give notice to all holders of record of notes, as provided in the indenture, stating among other things, the occurrence of a designated event and of their resulting purchase right. We must also deliver a copy of our notice to the trustee.

        In order to exercise the purchase right upon a designated event, a holder must deliver prior to the designated event purchase date a designated event purchase notice stating among other things:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, a holder's designated event purchase notice must comply with appropriate DTC procedures.

        A holder may withdraw any designated event purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the designated event purchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, of the notes which remains subject to the designated event purchase notice.

        In connection with any purchase offer in the event of a designated event, we will, if required under applicable law:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

        Payment of the designated event purchase price for a note for which a designated event purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent prior to the designated event purchase date. Payment of the designated event purchase price for the note will be made promptly following the later of the designated event purchase date or the time of delivery of the note.

        If the trustee or other paying agent appointed by us holds money sufficient to pay the aggregate designated event purchase price of the note, then, immediately after the designated event purchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not book-entry transfer of the note has been made or the note has been delivered to the trustee or paying agent, and all other rights of the holder will terminate, other than the right to receive the designated event purchase price upon delivery of the note. A "designated event" will be deemed to occur upon a change in control or a termination of trading.

        A "change in control" will be deemed to have occurred when:

  •
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of our Voting Stock than such other person or group (for purposes of this bullet point, such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

  •
  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity) and (2) a termination of trading shall have occurred; or

  •
  our consolidation or merger with or into any other person, any merger of another person into us, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all our assets and the assets of our subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary or one or more Permitted Holders) shall have occurred, other than

  1.
  any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (b) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

  2.
  any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

  •
  during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election or appointment by such board or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office; or

  •
  our shareholders shall have approved any plan of liquidation or dissolution.

        "Permitted Holders" means the members of our Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

        "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

        The definition of change in control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of "all or substantially all" of our assets or our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law.

Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, assignment, transfer, lease, or conveyance of less than all of our assets and those of our subsidiaries may be uncertain.

        A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

        Rule 13e-4 under the Exchange Act requires the dissemination of information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

        We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in (a), will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

        No notes may be purchased by us at the option of holders upon the occurrence of a designated event if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the designated event purchase price with respect to the notes.

Make Whole Premium upon Change of Control

        If a change in control described in the second or third bullet point of the definition of change in control set forth above under "—Purchase at Option of Holders upon a Designated Event" occurs, we will pay, to the extent described below, a make-whole premium if a holder converts such holder's notes in connection with any such transaction by increasing the conversion rate applicable to such notes if and as required below; provided, however, that we will not pay a make-whole premium if a change in control described in the third bullet point of the definition of change in control occurs and 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change in control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the NYSE Alternext or approved for trading on a Nasdaq market and as a result of such transaction or transactions the notes become convertible solely into such common stock and other consideration payable in such transaction or transactions.

        A conversion of the notes by a holder will be deemed for these purposes to be "in connection with" a change in control if the conversion notice is received by the conversion agent on or subsequent to the date 10 trading days prior to the date announced by us as the anticipated effective date of the change in control but before the close of business on the business day immediately preceding the related designated event purchase date. Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of notes upon conversion.

        Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which the change in control becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the transaction constituting the change in control. If holders of our common stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be equal to the average closing sale price per share of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date.

        The following table sets forth the additional number of shares, if any, of our common stock issuable upon conversion of each $1,000 principal amount of notes in connection with such a change in control, as specified above.

Make-Whole Premium Upon a Change in Control

	Effective Date
Stock Price on Effective Date	On or before March 15, 2010	March 15, 2011	March 15, 2012	March 15, 2013	March 15, 2014	March 15, 2015
$1.33	196.3	196.3	196.3	196.3	196.3	196.3
$1.50	167.4	164.1	159.3	151.7	138.3	111.1
$1.75	135.1	128.1	118.0	101.9	73.5	15.9
$2.00	110.8	101.1	87.0	64.5	24.8	0.0
$2.25	92.0	80.2	62.9	35.4	0.0	0.0
$2.50	76.9	63.4	43.6	12.1	0.0	0.0
$2.75	64.5	49.6	27.8	0.0	0.0	0.0
$3.00	54.3	38.2	14.7	0.0	0.0	0.0
$3.50	38.1	20.2	0.0	0.0	0.0	0.0
$4.00	26.0	6.7	0.0	0.0	0.0	0.0
$4.50	16.5	0.0	0.0	0.0	0.0	0.0
$5.00	9.0	0.0	0.0	0.0	0.0	0.0

        The actual stock price and effective date may not be set forth on the table, in which case:

  •
  if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for such two stock prices or such two effective dates on the table based on a 360-day year, as applicable.

  •
  if the stock price on the effective date equals or exceeds $5.00 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

  •
  if the stock price on the effective date is less than $1.33 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

        The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate other than by operation of an adjustment to the conversion rate by virtue of the make whole premium as described above.

        The additional shares, if any, or any cash delivered to satisfy our obligations to holders that convert their notes in connection with a change in control will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the change in control transaction.

        Our obligation to deliver the additional shares, or cash to satisfy our obligations, to holders that convert their notes in connection with a change in control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        Notwithstanding the foregoing, in no event will the conversion rate exceed 833.333 shares of common stock per $1,000 principal amount of notes, which maximum amount is subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion Rights".

Limitation on Liens

        We will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of our properties or assets, whether owned at the issue date of the notes or thereafter acquired, without making effective provision for securing the notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes, prior to) the obligations so secured for so long as such obligations are so secured.

        "Lien" means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by us of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

        "Specified Indebtedness" means (A) our 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012, 9% Convertible Senior Notes due 2013, 15% Convertible Senior Notes due 2013 and (B) any of our indebtedness for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under section 4(2) of the Securities Act of 1933 or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933). For the avoidance of doubt, "Specified Indebtedness" shall not include indebtedness among us or our subsidiaries or among our subsidiaries.

        The foregoing restrictions shall not apply to: (i) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (b) such Lien does not extend to or cover any other property; and (ii) Liens to secure debt incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (i) or this clause (ii) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of debt so secured is not increased.

        "Acquired Debt" means, with respect to any specified person, (i) debt of any other person existing at the time such person merges with or into or consolidates with such specified person and (ii) debt secured by a Lien encumbering any property acquired by such specified person, which debt in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

Merger and Consolidation

        The indenture provides that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets as an entirety or substantially as an entirety to another corporation, person or entity unless:

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  either (i) we shall be the surviving or continuing corporation or (ii) the entity or person formed by or surviving any such consolidation, merger or share exchange (if other than us) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets substantially as an entirety (x) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (y) assumes the due and punctual payment of the principal of, premium, if any, and interest on all the notes and the performance of each of our covenants under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

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  immediately after such transaction no default or event of default exists; and

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  we or such successor person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which individually or in the aggregate constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

        Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with the foregoing, the successor person formed by such consolidation or share exchange or into which we are merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise our right and power, under the indenture with the same effect as if the successor had been named as us in the indenture, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

Events of Default and Remedies

        An event of default is defined in the indenture as being:

          (1)   default in payment of the principal of, or premium, if any, on the notes;

          (2)   default for 30 days in payment of any installment of interest on the notes;

          (3)   default in the payment of the designated event payment in respect of the notes on the date for such payment or failure to provide timely notice of a designated event;

          (4)   default by us for 60 days after notice in the observance or performance of any other covenants in the indenture;

          (5)   default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our material subsidiaries (or the payment of which is guaranteed or secured by us or any of our material subsidiaries), which default

      •
      is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or

      •
      results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled,

          and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or its foreign currency equivalent or more and such payment default is not cured or such acceleration is not annulled within 10 days after notice;

          (6)   failure by us or any of our material subsidiaries to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25.0 million or its foreign currency equivalent, which judgments are not stayed, bonded or discharged within 60 days after their entry;

          (7)   certain events involving our bankruptcy, insolvency or reorganization or that of any of our material subsidiaries; or

          (8)   default by us with respect to our obligation to deliver when due all shares of common stock deliverable upon conversion of the notes, which default continues for 5 business days.

        If an event of default (other than an event of default specified in clause (7) with respect to us) occurs and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding notes, by written notice to us and the trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the notes then outstanding to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the indenture or the notes to the contrary. If any event of default specified in clause (7) occurs with respect to us, all unpaid principal of, premium, if any, and accrued and unpaid interest on the notes then outstanding will automatically become due and payable, without any declaration or other act on the part of the trustee or any holder of notes.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. A holder of a note will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  such holder has previously given the trustee written notice of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of the notes have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

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  the trustee has not started such proceeding within 30 days after receiving the request; and

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  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the notes during those 30 days.

        Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee security or an indemnity reasonably satisfactory to it against any cost, expense or liability. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If a default or event of default occurs and is continuing and is known to the trustee, the indenture requires the trustee to mail a notice of default or event of default to each holder within 90 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except—a default or event of default in the payment of principal of, premium, if any, or interest on the notes) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may rescind any acceleration of the notes and its consequences if all existing events of default (other than the nonpayment of principal of, premium, if any, and interest on the notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

        Except as provided in the next sentence, the holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except default in the payment of principal of, premium, if any, or interest on the notes (other than the nonpayment of principal of, premium, if any, and interest that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of all holders of notes.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture and we are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Global Notes; Book-Entry; Form

        We issued the notes in the form of one or more global securities. The global security has been deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder will hold such holder's beneficial interests in the global security directly through DTC if such holder has an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited will be designated by us, based upon information supplied by the initial purchasers of the notes. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, a holder will not be entitled to have the notes represented by the global security registered in such holder's name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal of and interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Modifications and Waiver

        Modifications and amendments to the indenture or to the terms and conditions of the notes may be made, and noncompliance by us may be waived, with the written consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for notes). However, the indenture, including the terms and conditions of the notes, may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purpose of, among other things:

  •
  evidencing and providing for the acceptance of the appointment under the indenture of a successor trustee;

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  adding to our covenants for the benefit of the holders of notes;

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  surrendering any right or power conferred upon us;

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  adding additional events of default for the benefit of the holders of the notes, provided that in respect of any such additional event of default, the grace period may be shorter or longer than allowed in the case of other defaults or we may provide for an immediate enforcement or may limit the remedies available to the trustee or limit the right of the holders of a majority in aggregate principal amount of the notes to which such additional events of default apply to waive such default;

  •
  changing or eliminating the restrictions on the payment of principal of or any premium or interest on the notes, to permit the notes to be issued in exchange for other notes of other authorized denominations, provided that such action does not materially and adversely affect the interests under the indenture of the holders of notes;

  •
  providing for uncertificated notes in addition to the certificated notes.

  •
  securing the notes;

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  evidencing and providing for the acceptance of appointment by a successor trustee with respect to the notes and adding or changing any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in the indenture, or making any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture provided such amendment does not materially and adversely affect the interests under the indenture of the holders of notes;

  •
  complying with the requirements regarding merger or transfer of assets, including providing for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

  •
  reducing the conversion price;

  •
  adding guarantees with respect to the notes; or

  •
  complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

        Notwithstanding the foregoing, no modification or amendment to, or any waiver of, any provisions of the indenture may, without the written consent of the holder of each note affected:

  •
  change the stated maturity of the principal of (or premium, if any, on) or any installment of interest on, any note;

  •
  reduce the principal amount of, or interest on, any note or alter the provisions of the indenture or notes with respect to the purchase of notes at the option of the holders upon a designated event in a manner adverse to the holders;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to, any note;

  •
  waive a default or event of default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes then outstanding and a waiver of the payment default that resulted from such acceleration) or of a designated event payment;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or events of default or the rights of holders of notes to receive payments of principal of, premium, if any, or interest on the notes;

  •
  make any adverse change to the abilities of holders of notes to enforce their rights under the indenture;

  •
  except as permitted by the indenture governing the notes, increase the conversion price or modify the provisions of the indenture relating to conversion of the notes in a manner adverse to the holders, or otherwise impair the right of holders to convert their notes, upon the terms established pursuant to or in accordance with the provisions of the indenture; or

  •
  reduce the percentage in aggregate principal amount of the outstanding notes necessary to modify or amend the indenture or to waive any past default.

Satisfaction and Discharge

        We may discharge our obligations under the indenture while notes remain outstanding, subject to certain conditions, if all outstanding notes become due and payable at their scheduled maturity within one year and we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity. We will remain obligated to issue shares of our common stock upon conversion of the notes until such maturity date as described under "—Conversion Rights," but we will not be obligated to give any notice of, or otherwise make any payment or delivery in connection with any designated event.

Governing Law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Reports

        For so long as the indentures governing any of our outstanding 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012, 9% Convertible Senior Discount Notes due 2013 or 15% Convertible Senior Notes due 2015 (collectively, the "Reporting Indentures") contain a provision with respect to our obligation to file with the trustee certain information, documents and reports that are substantially identical to the requirements set forth directly below, we will:

  •
  file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission (the "SEC") may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such sections of the Exchange Act, then we will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

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  file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture governing the notes as may be required from time to time by such rules and regulations; and

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  transmit by mail to the holders of notes, within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, such summaries of any information, documents and reports required to be filed by us pursuant to the immediately preceding two bullet points as may be required by rules and regulations prescribed from time to time by the SEC.

        From and after the date on which none of the Reporting Indentures contain a provision with respect to our obligation to file with the trustee certain information, documents and reports that are substantially identical to the requirements set forth directly above, we will file with the trustee and the SEC such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant to the Trust Indenture Act of 1939; provided that any such information, documents or reports required to be filed with the SEC will be filed with the trustee within 15 days after the same is actually filed with the SEC.

Information Concerning the Trustee and Transfer Agent

        The Bank of New York Mellon, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. The trustee is the trustee under the indentures relating to our other debt securities. The trustee, the transfer agent or their affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

No Recourse Against Others

        None of our directors, officers, employees, shareholders or affiliates, as such, shall have any liability or any obligations under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or the creation of such obligations. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the notes.

Registration Rights

        We have, at our expense, filed with the SEC a shelf registration statement covering resales by holders of all notes and the shares of our common stock issuable upon conversion of the notes. Under the Exchange Agreement, we are permitted to suspend the use of the prospectus that is part of this shelf registration statement under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events for a period not to exceed 45 days and we agreed not to suspend the use of the prospectus more than once in any 12-month period.

        The specific provisions relating to the registration described above are contained in the Exchange Agreement.

DESCRIPTION OF COMMON STOCK

        Under our restated certificate of incorporation, we are authorized to issue up to 2,500,000,000 shares of our common stock.

        Subject to the senior rights of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive dividends declared by the board of directors out of funds legally available for their payment. Upon dissolution and liquidation of our business, holders of common stock are entitled to a ratable share of our net assets remaining after payment to the holders of the preferred stock of the full preferential amounts they are entitled to. All outstanding shares of common stock are fully paid and nonassessable.

        The holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting for the election of directors. They are not entitled to preemptive rights.

        The transfer agent and registrar for the common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF OTHER CAPITAL STOCK

        We have summarized some of the terms and provisions of our other outstanding capital stock in this section. The summary is not complete. We have also filed our restated certificate of incorporation and our amended and restated by-laws as exhibits to our Current Report on Form 8-K filed with the SEC on May 23, 2008. You should read our restated certificate of incorporation and our amended and restated by-laws for additional information.

        As of July 9, 2009, our authorized capital stock was 2,510,000,000 shares. Those shares consisted of:

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  2,500,000,000 shares of common stock, par value $.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $.01 per share.

        As of March 31, 2009, there were 1,627,372,481 shares of common stock and no shares of preferred stock outstanding.

Preferred Stock

        The preferred stock has priority over the common stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The board of directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock, to establish series of preferred stock and to fix and determine the variations as among series. The board of directors without stockholder approval could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. As of the date of this prospectus, there are no outstanding shares of preferred stock.

Anti-Takeover Provisions

        We currently have provisions in our restated certificate of incorporation and amended and restated by-laws that could have an anti-takeover effect. The provisions in the restated certificate of incorporation include:

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  a prohibition on our stockholders taking action by written consent;

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  the requirement that special meetings of stockholders be called only by the board of directors or the chairman of the board; and

  •
  the ability of our board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

        The amended and restated by-laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the board of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. This summary:

  •
  does not purport to be a complete analysis of all the potential tax considerations that may be relevant to holders in light of their particular circumstances or discuss the effect of any applicable state, local, foreign or other tax laws;

  •
  is based on the provisions of the Code, Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service (the "IRS") and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change at any time, possibly with retroactive effect;

  •
  deals only with holders that will hold the notes and common stock as "capital assets" within the meaning of Section 1221 of the Code; and

  •
  does not address tax considerations applicable to investors that may be subject to special tax rules, such as partnerships and other pass-through entities, banks, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies, Foreign Holders (as defined below) that own, or have owned, actually or constructively, more than 5% of our common stock or more than 5% of the fair market value of the notes, persons that will hold the notes or common stock as a position in a hedging transaction, "straddle" or conversion transaction for tax purposes or persons deemed to sell the notes or common stock under the constructive sale provisions of the Code.

        We have not sought, nor will seek, any ruling from the IRS with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

        Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        As used herein, the term "U.S. Holder" means a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person.

        A "Foreign Holder" is any beneficial owner of the notes or common stock that is for U.S. federal income tax purposes:

  •
  a nonresident alien;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

U.S. Holders

  Interest

        Since the 2015 Senior Notes were issued at a 2 percent discount from their stated principal amount, such notes are treated as issued with original issue discount for U.S. federal income tax purposes.

        Original issue discount is the excess of: (1) a note's stated redemption price at maturity over (2) its issue price. The stated redemption price at maturity of a note is the sum of the principal amount payable at maturity and all stated interest payments provided by the note. The original issue price of the 2015 Senior Notes is the first price at which a substantial amount of such notes was issued in exchange for publicly traded property (certain old notes of the Company). Based on the trading price of such property, the original issue price of the 2015 Senior Notes is 98 percent of the face amount of the notes, resulting in 2 percent original issue discount.

        A U.S. Holder of a 2015 Senior Notes is required to include original issue discount in income as ordinary interest for U.S. federal income tax purposes as it accrues under a constant yield method in advance of receipt of cash payments attributable to that income, regardless of the U.S. Holder's regular method of tax accounting. A U.S. Holder will not be required to report separately as taxable income actual payments of stated interest relating to a 2015 Senior Notes. In general, the amount of original issue discount included in income by a U.S. Holder of such note is the sum of the daily portions of original issue discount for each day during the taxable year, or portion thereof, on which the U.S. Holder held the 2015 Senior Notes. The daily portion is determined by allocating the original issue discount for an accrual period equally to each day in that accrual period.

        The amount of original issue discount attributable to each accrual period is generally equal to the product of the 2015 Senior Notes's adjusted issue price at the beginning of such accrual period and its yield to maturity, that is, the discount rate that, when applied to all payments under the 2015 Senior Notes, results in a present value equal to the issue price. The adjusted issue price of a 2015 Senior Notes at the beginning of any accrual period is the issue price of the note, plus the amount of original issue discount allocable to all prior accrual periods, minus the amount of any prior payments in respect of the note, including payments of stated interest.

  Market Discount

        For a U.S. Holder who purchases a note for an amount that is less than its adjusted issue price as of the purchase date, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

        Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or gain realized on disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or gain or (2) the market discount which has accrued on such note at the time of such disposition and has not previously been included in income. A U.S. Holder may be required to defer the deduction for the excess of (1) the interest expense on any indebtedness incurred or maintained to purchase or carry a note with market discount over (2) interest income (including original issue discount) from that note to the extent of market discount accruing during the taxable year. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note unless the U.S. Holder elects to accrue market discount using a constant-yield method.

        A U.S. Holder may elect to include market discount in income (generally as interest) currently as it accrues, in which case the rules relating to the recharacterization of disposition gains and deferral of interest deductions will not apply. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Acquisition Premium

        A U.S. Holder who purchases a 2015 Senior Notes for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on such note after the purchase date will be considered to have purchased the note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount that such U.S. Holder must include in its gross income with respect to such note for any taxable year (or portion thereof in which the U.S. Holder holds the note) will be reduced by the portion of the acquisition premium allocable to the period. For example, if a U.S. Holder were to purchase a note for its face amount, the U.S. Holder would not be required to include any original issue discount in income. Acquisition premium will be allocated proportionately to the inclusions of the original issue discount unless the U.S. Holder elects to allocate it using a constant-yield method.

  Amortizable Bond Premium

        If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than qualified stated interest payments, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium." A U.S. Holder may elect to amortize such premium using a constant-yield method over the remaining term of the note and may offset interest required to be included in respect of the note by the amortized amount of such premium. Any election to amortize bond premium applies to all taxable debt instruments held by the U.S. Holder on or after the beginning of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

  Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange or redemption of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income) and (2) such U.S. Holder's adjusted tax basis in the note.

        The deductibility of capital losses is subject to limitations. Subject to the discussion under "—U.S. Holders—Market Discount" below, any capital gain or loss recognized by a U.S. Holder will be long-term capital gain or loss if the notes were held for more than one year. Long term capital gain of a non-corporate U.S. Holder is eligible for a reduced rate of tax. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder (1) increased by any original issue discount or market discount previously included in income by such U.S. Holder with respect to a note, (2) decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium previously taken by the U.S. Holder with respect to such note and (3) increased by the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in "—Adjustments to Conversion Rate" below.

  Adjustments to Conversion Rate

        The conversion rate of the notes is subject to adjustment under certain circumstances, as described under "Description of the Notes—Conversion Rights." U.S. Holders of the notes may be treated as having received a deemed distribution, resulting in dividend treatment (as described below) to the extent of our current or accumulated earnings and profits, if, and to the extent that, certain adjustments in the conversion rate (or certain other corporate transactions) increase the proportionate interest of a holder of the notes in the fully diluted common stock (particularly an adjustment to reflect a taxable dividend to holders of common stock), whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion rate of the notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, such increase may be treated as a deemed distribution on common stock of such holders, taxable as described below under "—Distributions on Common Stock".

  Conversion of the Notes

        A U.S. Holder generally will not recognize any gain or loss upon conversion of a note into common stock except with respect to cash or other property received either as a portion of the consideration for the note or in lieu of a fractional share of common stock. A U.S. Holder's tax basis in the common stock received on conversion of a note for common stock will be the same as such U.S. Holder's adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the common stock received on conversion will generally include the holding period of the note converted. However, to the extent that any common stock received upon conversion is considered attributable to accrued interest not previously included in income by the U.S. Holder, it will be taxable as ordinary income. A U.S. Holder's tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.

        If a U.S. Holder receives a combination of our common stock and cash or other property upon conversion (and such cash is not merely received in lieu of a fractional share of common stock), the holder will generally be required to recognize gain in an amount equal to the lesser of (i) the cash payment or the value of such other property (less the amount attributable to accrued and unpaid interest) or (ii) the excess of the fair market value of the common stock and the cash payment or such other property (excluding the amount attributable to accrued and unpaid interest) received upon conversion over the holder's adjusted tax basis in the notes. The holder generally will not be able to recognize any loss. The holder's tax basis in the common stock received will be the same as the holder's tax basis in the note, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment or the value of the other property received (less the amount attributable to accrued and unpaid interest).

        Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the U.S. Holder's adjusted tax basis in the fractional share, and will be taxable as described below under "—Sale or Exchange of Common Stock." The holder's tax basis in the fractional share of common stock will be a proportionate part of the holder's adjusted tax basis in the common stock received upon conversion, as described above.

  Distributions on Common Stock

        Distributions, if any, paid or deemed paid on the common stock (or deemed distributions on the notes as described above under "—Adjustments to Conversion Rate") generally will be treated as dividends and includable in the income of a U.S. Holder as ordinary income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends paid to U.S. Holders that are individuals are currently taxed at the rates applicable to long-term capital gains if the holder meets certain holding period and other requirements. Dividends paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction if the holder meets certain holding period and other requirements. Distributions on shares of common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the holder's basis in the shares of common stock. Any such distributions in excess of the holder's basis in the shares of common stock generally will be treated as capital gain from a sale or exchange of such stock.

  Sale or Exchange of Common Stock

        Upon the sale or exchange of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such U.S. Holder's adjusted tax basis in the common stock. The holder's adjusted tax basis in the common stock received upon conversion will be determined in the manner described above under "—Conversion of the Notes." The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a holder will be long-term capital gain or loss if the common stock was held for more than one year. Long-term capital gain of a non-corporate U.S. Holder is eligible for a reduced rate of tax.

Foreign Holders

  Interest

        Payments of interest (including original issue discount) on a note to a Foreign Holder will not be subject to U.S. federal withholding tax provided that:

          (1)   the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote (treating, for such purpose, notes held by a Foreign Holder as having been converted into our common stock);

          (2)   the Foreign Holder is not a controlled foreign corporation that is related to us through stock ownership; and

          (3)   the Foreign Holder of the note, under penalties of perjury, provides its name and address and certifies (on IRS Form W8-BEN) that it is not a U.S. person.

        For purposes of this summary, we refer to this exemption of interest from U.S. federal withholding tax as the "Portfolio Interest Exemption." The gross amount of payments to a Foreign Holder of interest that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a U.S. trade or business of that Foreign Holder will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to eliminate or reduce such withholding.

        A Foreign Holder generally will be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such payment is attributable to a permanent establishment maintained in the United States by such Foreign Holder. Such effectively connected income received by a Foreign Holder that is a corporation may in certain circumstances be subject to an additional "branch profits" tax at a 30% rate or, if applicable, a lower treaty rate. Foreign Holders should consult their own tax advisors regarding any applicable income tax treaties. To claim the benefit of a tax treaty or to claim exemption from withholding because the interest income is effectively connected with a U.S. trade or business, the Foreign Holder must provide a properly executed Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest.

  Sale, Exchange or Redemption of the Notes

        A Foreign Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or exchange or redemption of the notes or our common stock unless:

          (1)   the Foreign Holder is an individual who was present in the United States for 183 days or more during the taxable year, and certain other conditions are met;

          (2)   the gain is effectively connected with the conduct of a trade or business of the Foreign Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to an office or other permanent establishment maintained in the United States by such Foreign Holder; or

          (3)   we are or have been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the disposition or the Foreign Holder's holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We may be, or may prior to a Foreign Holder's disposition of common stock become, a U.S. real property holding corporation.

  Conversion of the Notes

        In general, no U.S. federal income tax or withholding tax will be imposed upon the conversion of a note into common stock by a Foreign Holder except (1) to the extent the common stock is considered attributable to accrued interest not previously included in income, which may be taxable under the rules set forth in "—Interest," or (2) with respect to the receipt of cash by Foreign Holders upon conversion of a note where any of the conditions described in (1), (2) or (3) above under "—Sale, Exchange or Redemption of the Notes" is satisfied.

  Distributions on Common Stock

        Dividends, if any, paid or deemed paid on the common stock (or deemed dividends on the notes as described above under "—Adjustments to Conversion Rate") to a Foreign Holder, excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Foreign Holder, will be subject to U.S. federal withholding tax at a 30% rate, or lower rate provided under any applicable income tax treaty. Except to the extent that an applicable tax treaty otherwise provides, a Foreign Holder will be subject to tax in the same manner as a U.S. Holder on dividends paid or deemed paid that are effectively connected with the conduct of a trade or business in the United States by the Foreign Holder. If such Foreign Holder is a foreign corporation, it may in certain circumstances also be subject to a U.S. "branch profits" tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Contingent Payments

        In certain circumstances, we may be obligated to pay holders amounts in excess of stated interest and principal payable on the notes. Our obligation to make such payments may implicate the provisions of Treasury Regulations relating to contingent payment debt instruments, or CPDIs. We intend to take the position that the notes are not treated as CPDIs because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments as additional consideration for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as CPDIs because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the interest rates on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the CPDI rules to the notes.

  Information Reporting and Backup Withholding

        Information returns may be filed with the IRS and backup withholding tax may be collected in connection with payments of principal, premium, if any, and interest on a note, dividends on common stock and payments of the proceeds of the sale of a note or common stock by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

        In addition, a Foreign Holder may be subject to U.S. backup withholding tax on these payments unless such Foreign Holder complies with certification procedures to establish that such Foreign Holder is not a U.S. person. The certification procedures required by a Foreign Holder to claim the exemption from withholding tax on interest (described above in "—Interest") will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well.

        Backup withholding tax is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.

        The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, holders of the notes and common stock should consult their own tax advisors as to particular tax consequences to them of purchasing, holding and disposing of the notes and the common stock, including the applicability and effect of any state, local, foreign, or other tax laws, and of any proposed changes in applicable law.

 SELLING SECURITYHOLDER

        Loomis, Sayles & Company, L.P. ("Loomis"), on behalf of its customers and institutional clients ("Loomis Clients"), may from time to time offer and sell pursuant to this prospectus any or all of the securities listed below.

        The following table sets forth information with respect to Loomis and the securities that may be offered under this prospectus. The information is based on information provided by or on behalf of Loomis. Loomis Clients may offer all, some or none of the securities or common stock into which the securities are convertible, if and when converted. Because Loomis Clients may offer all or some portion of the securities, no estimate can be given as to the amount of securities that will be held by Loomis Clients upon termination of any sales. In addition, since the date on which the information regarding its ownership of securities was furnished, Loomis Clients may have sold, transferred or otherwise disposed of all or a portion of its securities in transactions exempt from the registration requirements of the Securities Act of 1933. In addition, the conversion price, and therefore, the number of shares of common stock issuable upon conversion of certain of the notes, is subject to adjustment under certain circumstances. Likewise, the shares of common stock may increase or decrease in connection with stock splits or reverse stock splits. Accordingly, the number of shares of common stock into which the notes are convertible may increase or decrease.

        Loomis serves as the discretionary investment advisor for the Loomis Clients whose accounts have been credited with the securities that may be offered and sold pursuant to this prospectus. In making any sales of securities under this prospectus, Loomis would be acting on behalf of the Loomis Clients. Loomis is located at One Financial Center, Boston, Massachusetts 02111.

Series of Securities	Beneficially Owned and Offered Hereby	Percentage of Class Outstanding
2015 Senior Notes	$200,000,000	100.0%

        Pursuant to that certain Amended and Restated Exchange Agreement, dated as of June 26, 2009, by and among Level 3 and Loomis, which amended and restated a previously executed exchange agreement, dated as of June 21, 2009, we agreed to register the resale of Loomis Clients' holdings of Level 3 securities listed in the table above under applicable federal securities laws. We will pay all of the expenses incurred by Loomis Clients incident to the registration of these securities. Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions set forth in the Exchange Agreement. If any such exception applies, we may prohibit offers and sales of the notes pursuant to the registration statement to which this prospectus relates.

        We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to Loomis. Loomis has agreed in the Exchange Agreement not to trade pursuant to this prospectus any of the securities registered hereby from the time it receives notice from us of this type of event until it receives a prospectus supplement or amendment. To the extent permitted by applicable law, Loomis may trade the notes and/or shares of common stock under Rule 144 or Rule 144A of the Securities Act of 1933 or in transactions exempt from the registration requirements of the Securities Act of 1933. This time period will not exceed 45 days in any twelve-month period, and no more than one such suspension notice may be delivered in any twelve-month period.

PLAN OF DISTRIBUTION

        The selling securityholder and its successors, including their transferees, pledgees or donees or their successors, may from time to time sell the securities hereby registered directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The securities hereby registered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related directly to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  •
  on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

  •
  through the writing of options.

        The aggregate proceeds to the selling securityholder from the sale of the securities registered hereby by them will be the purchase price of the securities less discounts and commissions, if any. The selling securityholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from this offering.

        Our outstanding common stock is listed for trading on the Nasdaq Global Select Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq Global Select Market and can give no assurance about the development of any trading market for the notes. See "Risk Factors—The public trading market for the notes is limited, which could affect their market price and your ability to sell them."

        In order to comply with the securities laws of some states, if applicable, the securities registered hereby may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities registered hereby may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling securityholder and any underwriters, broker-dealers or agents that participate in the sale of the securities registered hereby may be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of

1933. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933 and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Exchange Act. The selling securityholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the securities registered hereby. The selling securityholder may determine not to sell any, or to sell less than all of, the securities described in this prospectus. In addition, the selling securityholder may, to the extent permitted by applicable law, sell, transfer, devise or gift these securities by other means not described in this prospectus. In that regard, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act of 1933 or which may otherwise be sold without registration under the Securities Act of 1933 may be sold under Rule 144 or Rule 144A or as otherwise permitted by law rather than pursuant to this prospectus.

        To the extent required, the specific securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        Pursuant to the Exchange Agreement, we agreed to register the resale of Loomis' holdings of Level 3 securities under applicable federal and state securities laws. See "Selling Securityholder" in this prospectus.

        In connection with sales of the common stock or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging positions they assume. The selling securityholder may also sell common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.

LEGAL MATTERS

        Certain legal matters with respect to the legality of the notes and the shares of common stock issuable upon conversion of the notes and offered under this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Level 3 and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2008 consolidated financial statements refers to a retrospective change in the method of accounting for the conversion options in debt that may be settled in cash upon conversion for all periods presented in Level 3's consolidated financial statements due to the adoption of FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at NASDAQ Operations in Washington, D.C.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until all of the securities offered by this prospectus are sold:

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2008;

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  Quarterly report on Form 10-Q for the quarter ended March 31, 2009;

  •
  Current reports on Form 8-K filed on February 24, 2009, April 17, 2009, May 15, 2009, June 17, 2009, June 18, 2009 and July 2, 2009 (however, we do not incorporate by reference the information under item 7.01, Regulation FD Disclosure);

  •
  Proxy Statement filed on April 3, 2009 for the 2009 Annual Meeting of Stockholders; and

  •
  Registration statements on Forms 8-A/A filed March 31, 1998 and June 10, 1998.

  •
  You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Vice President, Investor Relations
Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

        Any statements made in a document incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby. We are paying all of the selling securityholder's expenses related to this offering, except that the selling securityholder will pay any applicable broker's commissions and expenses. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$11,160
Transfer Agent's, Trustee's and Depositary's fees and expenses	5,000
Legal fees and expenses	100,000
Accounting fees and expenses	25,000
Printing and engraving fees and expenses	50,000

Total	$191,160

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        In accordance with Section 145 of the DGCL, Article XI of the Restated Certificate of Incorporation (the "Certificate") of Level 3 Communications, Inc. (the "Company") and the Company's By-laws (the "By-laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

        The By-laws provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 16.    Exhibits.

3.1	Restated Certificate of Incorporation of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(i) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
3.2	Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc.
3.3
Amended and Restated By-laws of Level 3 Communications, Inc., dated as of May 22, 2008 (incorporated by reference to Exhibit 3(ii) of Level 3 Communications, Inc.'s Form 8-K (File No. 000-15658) filed with the Securities and Exchange Commission on May 23, 2008).
4.1
Indenture, dated as of June 26, 2009, by and between Level 3 Communications, Inc. and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to Level 3 Communications, Inc.'s Current Report on Form 8-K filed on July 2, 2009).
5.1	Opinion of Willkie Farr & Gallagher LLP.
12.1	Statements re: Computation of Ratios (incorporated by reference to Exhibit 12 to Level 3 Communications, Inc.'s Quarterly Report on Form 10-Q filed on May 8, 2009).
23.1	Consent of KPMG LLP.
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form of T-1 Statement of Eligibility of the Trustee relating to the 7% Convertible Senior Notes due 2015.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Broomfield, Colorado, on July 9, 2009.

LEVEL 3 COMMUNICATIONS, INC.
By:	/s/ JAMES Q. CROWE
Name:	James Q. Crowe
Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas C. Stortz and Neil J. Eckstein, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Level 3 Communications, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WALTER SCOTT, JR. Walter Scott, Jr.	Chairman of the Board	July 9, 2009
/s/ JAMES Q. CROWE James Q. Crowe	Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2009
/s/ SUNIT S. PATEL Sunit S. Patel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 9, 2009
/s/ ERIC J. MORTENSEN Eric J. Mortensen	Sr. Vice President and Controller (Principal Accounting Officer)	July 9, 2009

Name	Title	Date

/s/ R. DOUGLAS BRADBURY R. Douglas Bradbury	Director	July 9, 2009
/s/ DOUGLAS C. EBY Douglas C. Eby	Director	July 9, 2009
/s/ JAMES O. ELLIS, JR. James O. Ellis, Jr.	Director	July 9, 2009
/s/ RICHARD R. JAROS Richard R. Jaros	Director	July 9, 2009
/s/ ROBERT E. JULIAN Robert E. Julian	Director	July 9, 2009
/s/ MICHAEL J. MAHONEY Michael J. Mahoney	Director	July 9, 2009
/s/ CHARLES C. MILLER, III Charles C. Miller, III	Vice Chairman and Executive Vice President and Director	July 9, 2009
/s/ ARUN NETRAVALI Arun Netravali	Director	July 9, 2009
/s/ JOHN T. REED John T. Reed	Director	July 9, 2009
/s/ MICHAEL B. YANNEY Michael B. Yanney	Director	July 9, 2009
/s/ ALBERT C. YATES Albert C. Yates	Director	July 9, 2009